CONVERTIBLE NOTE

THIS CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS CONVERTIBLE NOTE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SAID ACT WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL, IF SUCH OPINION SHALL BE SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

6 % CONVERTIBLE NOTE

USD $110,000.00	July 5, 2005

FOR VALUE RECEIVED, the undersigned, ENCORE CLEAN ENERGY, INC., a Delaware corporation (the “Payor” or the “Company”), having its executive offices located at Suite 610-375 Water Street, Vancouver, BC, Canada, V6B 5C6 hereby promises to pay to Robert D. Hunt, an individual residing at 23707 Redfish Lane, Pass Christian, Mississippi 39571 (the “Payee”), on June 30, 2010 (the “Maturity Date”) at the Payee’s address set forth hereinabove or, at such other place as the Payee shall hereafter specify in writing, the principal sum of One Hundred and Ten Thousand Dollars ($110,000), in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

1.	Maturity Date. This Convertible Note shall mature on June 30, 2010 (the “Maturity Date”) unless earlier terminated by prepayment as provided herein.

2.	Interest and Payment

2.1.

The unpaid principal amount hereof shall bear no interest through June 30, 2007 and thereafter shall bear simple interest from July 1, 2007 at the rate of 6 % per annum until the Maturity Date (or until any such earlier date of payment if this Convertible Note is prepaid as hereinafter provided).

	2.2.	Interest shall be payable in full on the Maturity Date (or on any such earlier date of payment if this Convertible Note is prepaid as hereinafter provided).

2.3.

If payment of the principal amount hereof and interest accrued thereon is not made when due and payable, at the Maturity Date or upon acceleration, then interest shall accrue on such unpaid amount from the date of nonpayment to the date of payment at the lesser interest rate of 12 % simple interest per annum or the maximum interest rate permitted by applicable law.

3.

Prepayment. At the option of the Payor, and with not less than ten days prior notice to the registered holder hereof, this Convertible Note may be prepaid in whole or in part at any time or from time to time, without penalty or premium. Each partial prepayment of this Convertible Note shall first be applied to interest accrued through the date of prepayment and then to principal.

4.	Conversion Privilege.

4.1

At any time prior to payment of this Convertible Note in full by the Company, the registered holder of this Convertible Note may convert the principal balance and any accrued and unpaid interest then owing on this Convertible Note, into shares of the common stock of the Company (no par value) at a price per share of US$0.10, provided that the Company may elect to pay all or a portion of any accrued interest in cash, and if such payment is elected by the Company, such interest will not be converted into stock. This conversion right must be exercised at or prior to the date of Maturity or, if a Conversion Effective Time has been set as provided for under Sections 3.1 and 4.2, at or prior to the Conversion Effective Time.

	4.2	The Conversion Effective Time shall be any prepayment date established by Payor under Section 3, Prepayment.

4.3

Subject to Encore having sufficient authorized capital and pursuant to clause 4.5 herein, this conversion privilege may be exercised as to amounts less than the full face value of this Convertible Note, provided however, that such incremental amounts of exercise and conversion shall be in amounts evenly divisible by $1,000.00

	4.4	The registered holder of this Convertible Note shall have no anti-dilution rights.

4.5

Payor undertakes to increase its authorized capital as soon as practical in order to accommodate this Convertible Note in order to reserve for issuance from the then authorized and un-issued common stock of the Company sufficient shares to honor any conversion request by the holder of the Convertible Note as may be received from time to time.

5.	Events of Default. The occurrence of each or any of the following conditions, events or acts shall constitute an “Event of Default:”

	5.1.	The dissolution of the Payor; or

5.2.

The Payor’s assignment for the benefit of creditors, application for or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the Federal Bankruptcy Code or amendments thereto or any other federal or state statute affording relief to debtors; or if there shall be commenced against the Payor any such proceeding or filed against the Payor any such application or petition which proceeding, application or petition is not dismissed or withdrawn within thirty (30) days of commencement or filing as the case may be; or

	5.3.	The failure by the Payor to make any payment of any amount of principal on, or accrued interest under, this Convertible Note, as and when the same shall become due and payable.

6.

Suits for Enforcement and Remedies. If any one or more Events of Default shall occur and be continuing, the holder of this Convertible Note may proceed to protect and enforce such holder’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Convertible Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Convertible Note or in any agreement or document referred to herein, or proceed to enforce the payment of this Convertible Note or to enforce any other legal or equitable right of the holder of this

Convertible Note. No right or remedy herein or in any other agreement or instrument conferred upon the holder of this Convertible Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

7.	Fees, Waivers, Other.

7.1.

If the holder of this Convertible Note shall institute any action to enforce the collection of any amount of principal of and/or interest on this Convertible Note, and there shall be any amount of principal of and/or interest on this Convertible Note owed to the holder, then there shall be immediately due and payable from the Payor, in addition to the then unpaid sum of this Convertible Note, all reasonable costs and expenses incurred by the Payee in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements.

7.2.

No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Convertible Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

		7.3.	This Convertible Note may not be modified or discharged except by a writing duly executed by the Payor and the Payee.

7.4.

The Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing herein, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which the Payee had or is existing as security for any amount called for hereunder.

		7.5.	The Payor shall bear all of its expenses, including attorneys’ fees incurred in connection with the preparation of this Convertible Note.

8.	Miscellaneous.

8.1.	The headings of the various paragraphs of this Convertible Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Convertible Note.

8.2.	All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the address of the intended recipient set forth in the preamble to this Convertible Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

8.3.	This Convertible Note shall be governed by the laws of the State of Washington without reference to or application of its conflicts of laws provisions.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

ATTEST:	ENCORE CLEAN ENERGY, INC.

/s/ Robert D. Hunt	/s/ Dan Hunter
Name: Robert Hunt	Name: Dan Hunter
Title: CEO and Director